Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Jianguo Wei, Principal Executive Officer and Principal Financial Officer of Evergreen International Corp. (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2020, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned have set their hands hereto as of the 29 day of July, 2020.

/s/ Jianguo Wei
Jianguo Wei
Principal Executive Officer
and Principal Financial Officer